UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2016

Traqer Corp.

 (Exact name of registrant as specified in its charter)

Nevada	333-207552	47-3567136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Sylvan Avenue, Suite 150 Englewood Cliffs, NJ 07632 Tel.: (201) 567-6011
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 567-6011

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

Traqer Corp. (the “Company”) entered into an employment agreement dated August 1, 2016 with Bess Audrey Lipschutz. Pursuant to the agreement, Ms. Lipschutz will continue to be employed as Chief Executive Officer of the Company. The term of the agreement is one year. During the term of the agreement, Ms. Lipschutz will be entitled to a base salary at the annualized rate of $30,000. Pursuant to the agreement, Ms. Lipschutz may be terminated for “cause” as defined in the agreement, and is subject to confidentiality restrictions.

The Company also entered into an employment agreement dated August 1, 2016 with Shlomit Chaya Frommer. Pursuant to the agreement, Ms. Frommer will continue to be employed as the Chief Financial Officer of the Company. The term of the agreement is one year. During the term of the agreement, Ms. Frommer will be entitled to a base salary at the annualized rate of $20,000. Pursuant to the agreement, Ms. Frommer may be terminated for “cause” as defined in the agreement, and is subject to confidentiality restrictions.

Appointment of Director

On August 1, 2016, Ajay Movalia accepted an appointment to serve on the Board of Directors of the Company.

Ajay Movalia, age 36, has over 13 years of experience in working with the structured life cycle of projects using concepts of data warehousing and client/server technologies.  Mr. Movalia offers to the board vision, analytical and tactical skills.  Since 2009, Mr. Movalia has served as a Senior Partner at OCI Technologies, an Indian based consulting firm.  Mr. Movalia also provides consulting services to investment banks with respect to Banking/Equities Front Office (Sales and Trading) and domain knowledge (CRM, Deals Management, Client Profitability, Revenue Reporting).  He is a strong leader and strategist in data mining and Software as a Service (SaaS) product offerings.

Mr. Movalia has a bachelor degree in Computer Engineering from Sardar Patel University, Gujarat, India.

Family Relationships

There are no family relationships between Mr. Movalia, and any other employee or member of the board of directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Movalia reportable under Item 404(a) of Regulation S-K.

Material Plans, Contracts, or Arrangements

In connection with Mr. Movalia’s appointment as a director, the Company and Mr. Movalia entered into a director agreement whereby Mr. Movalia will receive 3,000 shares of common stock of the Company annually for as long as he remains a director of the Company.

The foregoing description of the terms of the above agreements is qualified in their entirety by reference to the provisions of the agreements filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Director Agreement with Ajay Movalia, dated August 1, 2016.
10.2	Employment Agreement with Bess Audrey Lipschutz, dated August 1, 2016.
10.3	Employment Agreement with Shlomit Chaya Frommer, dated August 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Traqer Corp.

Date: August 4, 2016	By:	Bess Audrey Lipschutz
Bess Audrey Lipschutz
Chief Executive Officer